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                                                                    EXHIBIT 10.1

               AGREEMENT AMENDING EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement Amending Executive Employment Agreement ("Amendment") is entered into this 1st day of December, 1997 by and between ___________ ("Executive") and FLIR SYSTEMS INC. ("FSI").

     a) Each of Executive and FSI are parties to a certain Executive Employment Agreement dated May 5, 1997 ("Employment Agreement").

     b) FSI is a party to a Combination Agreement dated as of October 6, 1997, with Spectra-Physics AB, a corporation organized under the laws of Sweden ("Spectra"), Spectra-Physics Holdings S.A., a corporation organized under the laws of France ("Spectra France"), Spectra-Physics Holdings GmbH, a corporation organized under the laws of Germany ("Spectra Germany"), Spectra-Physics Holdings Plc, a public limited company organized under the laws of the United Kingdom ("Spectra UK"), Pharos Holdings, Inc., a corporation organized under the laws of the state of Delaware ("Pharos") (collectively, Spectra, Spectra France, Spectra Germany, Spectra UK and Pharos are referred to individually as a "Spectra Company" and collectively as "the Spectra Companies").

     c) The consummation of the transactions contemplated by the Combination Agreement (i) constitute a "Change of Control" as that term is defined in the Employment Agreement, and (ii) indirectly benefit Executive as an FSI employee and member of FSI management.

     d) Under the terms of the Employment Agreement, the occurrence of a "Change of Control", gives rise to certain rights and entitlements of the Executive.

     e) The parties to this Amendment intend and desire to amend the terms of the Employment Agreement to provide that the consummation of the transaction contemplated by the Combination Agreement does not constitute a Change of Control under the terms of the Employment Agreement, provided, however, that the effectiveness of which amendment shall be subject to certain limitations related to the ownership of FSI stock as more fully set forth below.

     NOW THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


     a)   AMENDMENT TO ARTICLE VI.    Article VI of the Employment Agreement
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shall be amended to add the following Section 6.6:
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          6.6  SPECTRA TRANSACTION.  Notwithstanding anything to the contrary
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     contained in this Article VI, the consummation of the transactions
     (collectively, "Spectra Transaction") contemplated by that certain Combination Agreement entered into among FSI, Spectra-Physics AB, a corporation organized under the laws of Sweden ("Spectra"), Spectra-Physics Holdings S.A., a corporation organized under the laws of France ("Spectra France"), Spectra-Physics Holdings GmbH, a corporation organized under the laws of Germany ("Spectra Germany"), Spectra-Physics Holdings Plc, a public limited company organized under the laws of the United Kingdom ("Spectra UK"), Pharos Holdings, Inc., a corporation organized under the laws of the state of Delaware ("Pharos") (collectively, Spectra, Spectra France, Spectra Germany, Spectra UK and Pharos are referred to individually as a "Spectra Company" and collectively as "the Spectra Companies") shall not constitute a "Change of Control" for purposes of this Article VI.

     b)   EFFECTIVENESS OF AMENDMENT.  Notwithstanding anything to the contrary
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contained herein, the amendment to the Employment Agreement set out in Section 1 of this Amendment shall be null and void and of no effect at such time following the consummation of the Spectra Transaction, that the Spectra Companies and their Affiliates (as such term is defined in the Combination Agreement) acquire more than forty-five percent (45%) of the total issued and outstanding shares of FLIR Stock (as such term is defined in the Combination Agreement) as a result of purchases of FLIR Stock by the Spectra Companies and their Affiliates (other than the FLIR Stock issued under Section 2.5 of the Combination Agreement).

     c)   OTHER TERMS OF AGREEMENT UNMODIFIED.  Except as expressly modified
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herein, all terms and provisions of the Employment Agreement shall remain unmodified and in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


EXECUTIVE                     FLIR SYSTEMS, INC.


-----------------------       By:
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                              Title:
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